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                                                                     Exhibit 5.2


                              [O' MELVENY LOGO]

                               CITIGROUP CENTER
LOS ANGELES                   153 EAST 53RD STREET              TYSONS CORNER
                          NEW YORK, NEW YORK 10022-4611
CENTURY CITY                                                    WASHINGTON, D.C.
                           TELEPHONE (212) 326-2000
IRVINE SPECTRUM            FACSIMILE (212) 326-2061              HONG KONG
                           INTERNET: www.omm.com
MENLO PARK                                                        LONDON

NEWPORT BEACH                                                    SHANGHAI

SAN FRANCISCO                                                     TOKYO


August 2, 2001                                                  OUR FILE NUMBER
                                                                     285,846-055




Fresenius Medical Care AG
Fresenius Medical Care Capital Trust IV
Fresenius Medical Care Capital Trust V
Else-Kroner Str. 1
61346 Bad Homburg v.d.H.
Germany

                  RE:      REGISTRATION STATEMENT ON FORM F-4

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form F-4 (the "Registration Statement") to be filed by Fresenius Medical Care AG, a German stock corporation (the "Company"), FMC Trust Finance S.a.r.l Luxembourg-III, a Luxembourg private limited company (the "Note Issuer"), Fresenius Medical Care Capital Trust IV, a Delaware statutory business trust ("Trust IV"), Fresenius Medical Care Capital Trust V, a Delaware statutory business trust ("Trust V") and the other Note Guarantors (as defined below), relating to the public offer and sale of:

         1. $225,000,000 aggregate liquidation amount of U.S. Dollar denominated 7-7/8% Trust Preferred Securities (the "USD Trust Preferred Securities") to be issued by Trust IV in exchange for a like amount of "Old USD Trust Preferred Securities" pursuant to the "USD Exchange Offer" (as such terms are defined in the Registration Statement), and guaranteed by the Company;

         2. E300,000,000 aggregate liquidation amount of Euro denominated 7-3/8% Trust Preferred Securities (the "Euro Trust Preferred Securities" and, collectively with the USD Trust Preferred Securities, the "Trust Preferred Securities"), to be issued by Trust V in exchange for a like amount of "Old Euro Trust Preferred Securities" pursuant to the "Euro Exchange Offer" (as such terms defined in the Registration Statement) and guaranteed by the Company;
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O' MELVENY & MYERS LLP
Fresenius Medical Care AG et al, August 2, 2001 -Page 2


         3. the Company's guarantees (the "Company Guarantees") of the Trust Preferred Securities;

         4. $225,000,000 aggregate principal amount of the Note Issuer's U.S. Dollar denominated 7-7/8% Senior Subordinated Notes due 2011 (the "USD Notes") to be issued by the Note Issuer in exchange for a like amount of "Old USD Notes" (as defined in the Registration Statement) pursuant to the USD Exchange Offer and guaranteed by the Note Guarantors;

         5. E300,000,000 aggregate principal amount of the Note Issuer's Euro denominated 7-3/8% Senior Subordinated Notes due 2011 (the "Euro Notes" and, collectively with the USD Notes, the "Senior Subordinated Notes") to be issued by the Note Issuer in exchange for a like amount of "Old Euro Notes" (as defined in the Registration Statement) pursuant to the Euro Exchange Offer and guaranteed by the Note Guarantors;

         6. Guaranties (individually, a "Note Guaranty" and, collectively, the "Note Guaranties") of the Senior Subordinated Notes by the Company, Fresenius Medical Care Deutschland GmbH, a German company ("D-GmbH") and Fresenius Medical Care Holdings, Inc., a New York corporation ("FMCH") (individually, a "Note Guarantor" and, collectively, the "Note Guarantors").

         The Trust Preferred Securities, the Company Guarantees, the Senior Subordinated Notes and the Note Guaranties are hereinafter referred to collectively as the "Registered Securities."

         We have also examined (i) the Amended and Restated Declaration of Trust dated as of June 6, 2001 among the Company, the Note Issuer, State Street Bank and Trust Company ("State Street"), as Preferred Trustee, First Union Trust Company, N.A. ("First Union") as Delaware Trustee and the Company Trustees named therein under which the USD Trust Preferred Securities are to be issued, (ii) the Amended and Restated Declaration of Trust dated as of June 15, 2001, among the Company, the Note Issuer, State Street as Preferred Trustee, First Union as Delaware Trustee and the Company Trustees named therein under which the Euro Trust Preferred Securities are to be issued, (iii) the Guarantee Agreement dated as of June 6, 2001 between the Company and State Street, as Guarantee Trustee, under which the Company Guarantees of the USD Trust Preferred Securities are to be issued, (iv) the Guarantee Agreement dated as of June 15, 2001 between the Company and State Street, as Guarantee Trustee, under which the Company Guarantees of the Euro Trust Preferred Securities are to be issued, (v) the Trust Indenture dated as of June 6, 2001 among the Company, the Note Issuer, the Note Guarantors and State Street, as Trustee, under which the USD Notes and the Note Guaranties of the USD Notes will be issued, and (vi) the Trust Indenture dated as of June 15, 2001 among the Company, the Note Issuer, the Note Guarantors and State Street, as Trustee, under which the Euro Notes and the Note Guaranties of the Euro Notes will be issued.
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O' MELVENY & MYERS LLP
Fresenius Medical Care AG et al, August 2, 2001 -Page 3


         We have assumed that (i) all corporate proceedings taken and to be taken by the Note Issuer in connection with the authorization, registration, issuance and sale of the Senior Subordinated Notes have been and will be duly taken by the Note Issuer, (ii) all corporate proceedings taken and to be taken by the Company in connection with the authorization, registration, issuance and sale of the Company Guarantees and the Company's Note Guaranties have been and will be duly taken by the Company, and (iii) all corporate proceedings taken and to be taken by D-GmbH in connection with the authorization, registration, issuance and sale by D-GmbH of its Note Guaranties have been and will be duly taken by D-GmbH. We are familiar with the proceedings taken and proposed to be taken by FMCH in connection with the authorization, registration, issuance and sale of its Note Guaranties.

         It is our opinion that, subject to (i) the assumptions set forth above, and (ii) the proceedings referred to in the last sentence of the preceding paragraph being duly taken and completed by FMCH as now contemplated by us as its counsel prior to issuance of the Registered Securities, upon the issuance and sale of the Registered Securities in the manner referred to in the Registration Statement:

         (1) The Notes will be binding obligations of the Note Issuer, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         (2) The Company Guarantees will be the binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         (3)      The Note Guaranties of FMCH will be validly issued by FMCH.

         (4) The Note Guaranties will be the binding obligations of the respective Note Guarantors, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.
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O' MELVENY & MYERS LLP
Fresenius Medical Care AG et al, August 2, 2001 -Page 4

         The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" in the Prospectus forming a part thereof.


                                                       Respectfully submitted,

                                                       /s/ O'MELVENY & MYERS LLP